UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 28, 2015, pursuant to the terms of an Agreement and Plan of Merger, dated as of May 31, 2015 (the “Merger Agreement”), by and among Intel Corporation (“Parent”), 615 Corporation (“Acquisition Sub”) and Altera Corporation (the “Company”), Parent completed its acquisition of the Company through the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (other than shares of Common Stock held by (1) the Company, Parent or their respective subsidiaries; and (2) stockholders of the Company who have properly and validly exercised their appraisal rights under Delaware law with respect to such shares) was cancelled and extinguished and converted into the right to receive cash in an amount equal to $54.00, without interest thereon and subject to any required tax withholding (the “Merger Consideration”).

In addition, at the Effective Time, each stock option, restricted stock unit (“RSU”) or performance-based restricted stock unit (“PRSU”) of the Company outstanding immediately prior to the Effective Time that was then unvested, held by a continuing service provider, and that Parent had otherwise determined could be assumed, was assumed by Parent and automatically converted into corresponding equity incentive awards on common stock of Parent in accordance with the Merger Agreement. Each stock option, RSU or PRSU outstanding immediately prior to the Effective Time that was not assumed by Parent was cancelled and automatically converted into the right to receive the Merger Consideration (less the exercise price, in the case of stock options) in accordance with the Merger Agreement.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 1, 2015, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market (“Nasdaq”) on December 28, 2015 that each outstanding share of Common Stock (except as described in Item 2.01) was converted pursuant to the Merger Agreement as set forth under Item 2.01, and requested that Nasdaq file a Form 25 with the SEC to remove the Common Stock from listing on Nasdaq and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01) was converted into the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The transaction value is approximately $16.7 billion.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

Directors

Upon completion of the Merger, the following person, who was the sole director of Acquisition Sub, became the sole director of the Company: Patrick Bombach and each of the nine directors of the Company immediately prior to the Effective Time (John P. Daane, A. Blaine Bowman, Elisha W. Finney, Kevin McGarity, T. Michael Nevens, Krish A. Prabhu, Shane V. Robison, John Shoemaker and Thomas H. Waechter) are no longer directors of the Company. Immediately following the completion of the Merger, Patrick Bombach resigned as sole director of the Company, and each of Ronald D. Dickel, Andrea de Lugnani and Jared Ross became directors of the Company.

Officers

Upon completion of the Merger, the officers of the Company immediately prior to the Effective Time continued as the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Altera Corporation

3.2	Amended and Restated Bylaws of Altera Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Jared Ross
Jared Ross Assistant Secretary

Dated: December 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Altera Corporation

3.2	Amended and Restated Bylaws of Altera Corporation